UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2011

HOMELAND SECURITY CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-23279	52-2050585
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4601 Fairfax Drive, Suite 1200 Arlington, VA	22203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 528-7073

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed in a Current Report filed with the Securities and Exchange Commission (the “SEC”) on September 9, 2011, on September 7, 2011, Homeland Security Capital Corporation (the “Company”) entered into the First Amendment (the “Amendment”) to the Forbearance Agreement entered into by and among YA Global Investments, L.P., as lender (“Lender”), the Company, Homeland Security Advisory Services, Inc., Celerity Systems, Inc. and Nexus Technologies Group, Inc., dated July 29, 2011 (the “Agreement”), pursuant to which the Lender agreed to extend the Forbearance Period (as defined in the Agreement) by amending the definition of “Termination Date” to September 14, 2011. Pursuant to the terms and conditions of the Agreement and the Amendment, the Forbearance Period ended on September 14, 2011. Consequently, as of September 15, 2011, the Company became subject to foreclosure by the Lender without notice. As of September 15, 2011, the Company had outstanding indebtedness to the Lender in the aggregate principal amount of approximately $14,188,923 and, with accrued interest, approximately $18,363,780 (the “Debt”). The Lender may immediately commence enforcing its rights and remedies pursuant to the Agreement, the agreements relating to the Debt and under applicable law. However, the Lender has not notified the Company of its intention to foreclose on the assets of the Company, all of which are pledged as collateral for the Debt.

The Company and Lender are having discussions with respect to the extension of the Forbearance Period and/or renegotiation of revised terms to the agreements relating to the Debt.

The full text of the Agreement and the Amendment were filed in Current Reports on Form 8-K filed with the SEC on August 4, 2011 and September 9, 2011, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOMELAND SECURITY CAPTIAL CORPORATION

By:	/s/ C. Thomas McMillen
Name: Title:	C. Thomas McMillen Chief Executive Officer

Date: September 21, 2011